UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  September 29, 2023

ALZAMEND NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40483	81-1822909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3480 Peachtree Road NE, Second Floor, Suite 103, Atlanta, GA 30326

(Address of principal executive offices) (Zip Code)

(844) 722-6333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ALZN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 26, 2023, Alzamend Neuro, Inc. (the “Company”) received a notice from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the previous 30 consecutive business days, the minimum Market Value of Listed Securities (“MVLS”) for the Company’s common stock, par value $0.0001 per share (the “Common Stock”), was below the $35 million minimum MVLS requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company will have 180 calendar days, or until March 25, 2024, to regain compliance with the MVLS Rule. To regain compliance with the MVLS Rule, the MVLS for the Company’s Common Stock must close at $35 million or more for a minimum of 10 consecutive business days at any time during this 180-day period. If the Company regains compliance with the MVLS Rule, Nasdaq will provide the Company with written confirmation and will close the matter.

If the Company does not regain compliance with the rule by March 25, 2024, Nasdaq will provide notice that the Company’s Common Stock will be delisted from the Nasdaq Capital Market. In the event of such notification, the Nasdaq rules permit the Company an opportunity to appeal Nasdaq’s determination.

The foregoing letter received from Nasdaq has no immediate impact on the listing of the Company’s Common Stock, which will continue to be listed and traded on the Nasdaq Capital Market under the symbol “ALZN.”, subject to the Company’s compliance with the other listing requirements of the Nasdaq Capital Market.

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 29, 2023, the Company held a Special Meeting of Stockholders (the “Meeting”). As of August 24, 2023, the record date for the Meeting, the voting power of the Company consisted of 96,940,124 shares of Common Stock, which constitutes all of the outstanding voting capital stock of the Company.

At the Meeting, the stockholders voted on one proposal, which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on August 24, 2023. At the Meeting, stockholders approved the proposal presented for a vote. The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for the matter voted upon by the Company’s stockholders.

Proposal One: Approval of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to September 28, 2024, with the exact ratio to be set at a whole number within this range as determined by the Company’s Board of Directors in its sole discretion.

For	Against	Abstain	Broker Non-Votes
58,463,491	9,749,936	44,645	1,609,492

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALZAMEND NEURO, INC.

Dated: September 29, 2023	/s/ Henry Nisser
Henry Nisser Executive Vice President and General Counsel